PRESS ANNOUNCEMENT
Date:      July 21, 2004
Contact:   C. Keith Swaney  (440)248-7171

PVF Capital Corp. announces quarterly earnings, cash and stock dividend, and annual meeting.

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced earnings of $1,442,000, or $0.21 basic earnings per share and $0.20 diluted earnings per share, for the quarter ended June 30, 2004 as compared to earnings of $2,058,000, or $0.29 basic earnings per share and $0.29 diluted earnings per share, for the prior year comparable period.

Earnings were $6,910,000, or $0.98 basic earnings per share and $0.96 diluted earnings per share, for the fiscal year ended June 30, 2004 as compared to $8,096,000, or $1.16 basic earnings per share and $1.14 diluted earnings per share, for the fiscal year ended June 30, 2003.

Chairman John R. Male commented that the reduction in earnings for the quarter and year ended June 30, 2004 is attributable to decreases in net interest income, declining gains on the sale of loans, and increases in the provision for loan losses and non-interest expense in the current periods. The increase in non-interest expense is attributable to the opening of a new branch office, growth in staff and an increase in compensation and benefits in the current period.

As of June 30, 2004, PVF Capital Corp. reported assets of $755.7 million, an increase of $12.3 million, or 1.7%, from the prior fiscal year ended June 30, 2003. Total stockholders' equity of PVF Capital Corp. was $63.4 million at June 30, 2004. Return on assets and return on equity were 0.95% and 11.25%, respectively, for the fiscal year ended June 30, 2004.

On June 22, 2004, the Board of Directors of PVF Capital Corp. declared a quarterly cash dividend on the Company's outstanding common stock. The cash dividend will be in the amount of $0.074 per share payable on August 11, 2004 to the stockholders of record at the close of business on August 2, 2004.

Chairman John R. Male announced that the Board of Directors of PVF Capital Corp. declared a dividend of 10% of the common shares of PVF Capital Corp. on June 22, 2004. This share dividend will be issued on the 31st day of August, 2004, to the holders of shares of record at the close of business on August 16, 2004. The reported earnings per share have been adjusted for this 10% stock dividend.

The 2004 Annual Meeting of Stockholders will be held on October 18, 2004 at 10:00 a.m. at PVF Capital Corp.'s Corporate Center, 30000 Aurora Road, Solon, Ohio.

Visit our web site at www.parkviewfederal.com.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Small-Cap market under the symbol PVFC.

PVF CAPITAL CORP.

                         Summary of Financial Highlights

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (Unaudited)

  (Dollars in thousands)                                         June 30,               June 30,
                                                                   2004                   2003
                                                           -------------------       --------------
 ASSETS
    Cash and cash equivalents                                  $  17,469                $96,751
    Investment securities                                         27,504                     33
    Loans and mortgage backed securities                         659,331                613,520
    Other assets                                                  51,383                 33,100
                                                               ---------               --------
       Total Assets                                            $ 755,687               $743,404
                                                               =========               ========

 LIABILITIES
    Deposits                                                   $ 526,493               $526,429
    Borrowed money                                               147,526                125,938
    Other liabilities                                             18,307                 32,434
                                                               ---------               --------
       Total Liabilities                                         692,326                684,801
                                                               ---------               --------
       Total Stockholders' Equity                                 63,361                 58,603
                                                               ---------               --------
       Total Liabilities and Stockholders' Equity              $ 755,687               $743,404
                                                               =========               ========

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                            Three Months Ended                   Twelve Months Ended
                                                     ----------------------------------    --------------------------------
 (Dollars in thousands except per share data)                   June 30,                              June 30,
                                                     ----------------------------------    --------------------------------
                                                           2004            2003                2004            2003
Interest income                                          $9,646         $10,364             $39,110         $43,482

Interest expense                                          4,254           4,764              16,739          20,646
                                                         ------         -------             -------         -------
Net interest income                                       5,392           5,600              22,371          22,836

       Provision for loan losses                            166               0                 598               0
                                                         ------         -------             -------         -------

Net interest income after provision for loan losses       5,226           5,600              21,773          22,836

Total noninterest income                                  1,114           1,708               6,130           5,893

Total noninterest expense                                 4,247           4,181              17,571          16,509
                                                         ------         -------             -------         -------

Income before federal income tax provision                2,093           3,127              10,332          12,220

        Federal income tax provision                        651           1,069               3,422           4,124
                                                         ------         -------             -------         -------

Net income                                               $1,442         $ 2,058             $ 6,910         $ 8,096
                                                         ======         =======             =======         =======

Basic earnings per share                                 $ 0.21         $  0.29             $  0.98         $  1.16
                                                         ======         =======             =======         =======

Diluted earnings per share                               $ 0.20         $  0.29             $  0.96         $  1.14
                                                         ======         =======             =======         =======